                                EMPLOYMENT AGREEMENT

AGREEMENT made as of the 20th day of October, 1995, between Eldorado Bank (hereinafter referred to as the "Employer"), and Richard Korsgaard, (hereinafter referred to as the "Executive").

                                    WITNESSETH:

     WHEREAS, Employer on this date has consummated the acquisition of Mariners Bancorp and Mariners Bank pursuant to an Agreement and Plan of Reorganization dated May 22, 1995;

     WHEREAS, Executive was President and Chief Executive Officer of Mariners Bancorp and Mariners Bank and had an Employment Agreement dated July 1, 1991;

     WHEREAS Employer and Executive desire to terminate the Employment Agreement dated July 1, 1991 and replace such Employment Agreement with this Agreement;

     WHEREAS, Employer is desirous of employing Executive in the capacity hereinafter stated, and Executive is desirous of entering into the employ of Employer in such capacity, for the period and on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. EMPLOYMENT

     Employer hereby employs Executive as an Executive Vice President with the responsibilities set forth in the job description attached hereto, and Executive accepts the duties that are set forth in the job description attached and accepts all other duties described herein, and agrees to discharge the same faithfully and to the best of his ability and consistent with the highest and best standards of the banking industry, in accordance with the policies of the Board as established, and in compliance with all laws and the Employer's Articles, Bylaws, Policies and Procedures. Executive shall devote his full business time and attention to the business and affairs of Employer to which he may be elected or appointed and shall perform the duties thereof to the best of his ability. Except as permitted by the prior written consent of the Chief Executive Officer or the Board of Directors, Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with Employer's interests. Executive shall perform such other duties as shall be from time to time prescribed by the Chief Executive Officer, President or the Board of Directors of Employer.

2. TERM

     Employer hereby employs Executive and Executive hereby accepts employment with Employer for the period of three (3) years (the "Term"), commencing with the date of this Agreement, subject, however, to prior termination of this Agreement as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by Employer, whether for the period provided above, or whether terminated earlier as hereinafter provided, or extended by mutual agreement in writing by the Employer and Executive.

3. COMPENSATION

     In consideration for all services to be rendered by Executive to Employer, Employer agrees to pay Executive a starting base salary of one hundred twenty-five thousand dollars ($125,000) per year, commencing at the date of this Agreement. The Board of Directors may increase the base salary based on Executive's performance and Employer's performance and profitability. Such salary increases shall be within the sole discretion of the Board of Directors. In addition, Executive may receive incentive compensation as the Chief Executive Officer or the Board of Directors, in its sole discretion, shall determine. Executive's salary shall be paid monthly or semi-monthly, depending on the policy of Employer. Employer shall deduct therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including, but not limited to, social security payments and income tax withholding) now in effect or which may become effective anytime during the term of this Agreement.

     Executive shall be entitled to participate in any and all other employee benefits and plans that may be developed and adopted by the Employer and in which all or substantially all of the employees of Employer are eligible to participate.

4. REIMBURSEMENT

     Employer agrees to provide Executive a monthly car allowance of six hundred ($600) dollars. All costs of such automobile, including operation, maintenance, and insurance, shall be borne by Executive.

     Employer further agrees to reimburse Executive for all ordinary and necessary expenses incurred by Executive on behalf of Employer, including entertainment, meals and travel expenses. Executive shall provide to Employer records substantiating the business purpose of such expenses. Any costs incurred by Executive for conventions, meetings and seminars will be reimbursed as well as special social entertainment expenses, provided the Chief Executive Officer or President of Employer approves such.

     Employer agrees to pay the monthly member dues for Executive's membership at the Pacific Golf and Country Club.

5. INSURANCE

     Employer agrees to provide Executive with Employer's standard health and life insurance benefits which is now or may hereinafter be in effect for those persons who are Executive Vice Presidents of Employer.

6. VACATION

     Executive shall be entitled to accrue up to four (4) weeks vacation during each year of the Term with at least two (2) weeks to be taken in a consecutive period. Vacation benefits shall not accrue above four weeks at any time. The Board of Directors at its discretion may waive the provision with respect to unused vacation time.

7. TERMINATION

     Employer shall have the right to terminate this Agreement for any of the following reasons by serving written notice upon Executive:

     (a) Willful misconduct or criminal misfeasance in the performance of Executive's duties and obligations as Executive Vice President;

     (b) Illegal conduct, constituting a crime involving moral turpitude, illegal conduct, or conviction of a felony, or any conduct detrimental to the interest of Employer;

     (c) Physical or mental disability rendering Executive incapable of performing his duties for a consecutive period of 360 days, or by death;

     (d) Determination by Employer's Board of Directors that the continued employment of Executive is detrimental to the best interest of Employer, or for any reason whatsoever as determined by Employer's Board of Directors and in the sole and absolute discretion of Employer's Board of Directors.

In the event this Agreement is terminated for any of the reasons specified in the paragraphs (a), (b), or (c) above, Executive will be paid one month's salary calculated as of the date of Executive's termination, plus any pay in lieu of vacation accrued to, but not taken as of the date of termination. Such termination pay shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the terms of this Agreement other than rights, if any, to exercise any of the stock options vested prior to such termination. The insurance benefits provided herein shall be extended at Employer's sole cost for thirty (30) days following the date of termination.

     In the event this Agreement is terminated for any reasons specified in paragraph (d), above, Executive shall be entitled to termination pay in the amount of the greater of the balance payable under this Agreement or twelve (12) months of the Executive's then current base salary per year at the date of termination. Such termination pay shall be paid in a lump sum and shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the terms of this Agreement.

     Where termination is pursuant to paragraph (d), above, any pay in lieu of vacation accrued to, but not taken as of the date of termination, will be deemed included in the termination pay. In such case, the insurance benefits provided herein shall be extended at Employer's sole cost for six (6) months following the date of termination.

     Executive shall give sixty (60) days prior notice, in writing, to Employer in the event Executive resigns or voluntarily terminates employment.

8. ACQUISITION OR DISSOLUTION OF EMPLOYER

     This Agreement shall not be terminated by the voluntary or involuntary dissolution of Employer. Notwithstanding the foregoing, in the event proceedings for liquidation of Employer are commenced by regulatory authorities, this Agreement and all rights and benefits hereunder shall terminate.

9. INDEMNIFICATION

     To the extent permitted by law, Employer shall indemnify Executive who was or is a party or is threatened to be made a party in any action brought by a third party against the Executive (whether or not Employer is joined as a party defendant) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with said action if Executive acted in good faith and in a manner Executive reasonably believed to be in the best interest of the Employer (and with respect to a criminal proceeding if Executive had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of Executive arose out of and was within the course and scope of his employment as an officer or employee of Employer.

10. RETURN OF DOCUMENTS

     Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used or developed by Executive during the Term are solely the property of Employer, and Executive has no right, title or interest therein. Upon termination of this Agreement, Executive or Executive's representatives shall promptly deliver possession of all of said property to Employer in good condition.

11. NOTICES

     Any notice, request, or demand, or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the U.S. mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed to the party at the address given at the beginning of this Agreement or at any other address as Employer or Executive may designate to the other in writing.

12. BENEFIT OF AGREEMENT

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

13. APPLICABLE LAW

     This Agreement is to be governed by and construed under the laws of the State of California.

14. CAPTIONS AND PARAGRAPH HEADINGS

     Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

15. INVALID PROVISIONS

     Should any provisions of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provisions eliminated.

16. ENTIRE AGREEMENT

     This Agreement with the exception of the Executive Salary Continuation Agreement dated as of even date herewith contains the entire agreement of the parties and it supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding with the exception of the Executive Salary Continuation Agreement. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by Employer and Executive. Upon the execution of this Agreement, all other agreements regarding the employment of Executive with Mariners Bancorp and Mariners Bank, with the exception of the Executive Salary Continuation Agreement dated as of even date herewith, shall terminate and Employer shall have no liability.

17. CONFIDENTIALITY

     This Agreement is to be held confidential. Breach of such confidentiality by Executive will be subject to termination under the provisions of 7(a) of this Agreement.

18. ARBITRATION

     All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), presently located in Santa Ana, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), presently located in Orange County, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Orange County, California, unless otherwise agreed to by the parties.

19. LEGAL COSTS

     If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   ELDORADO BANK

                              By /s/ David R. Brown
                                -----------------------

                              By /s/ Richard Korsgaard
                                -----------------------
                                   Richard Korsgaard

                                   ELDORADO BANK
                                  JOB DESCRIPTION

Name:          Richard Korsgaard                                 Department: Real Estate
Job Title:     Executive Vice President/Real Estate Dept.        Job Status: Exempt
Date:          May, 1995                                         Job Code:
Reports to:    Ray Dellerba, President & COO                     Supervises: 2 - VP/Loan Officers
                                                                             1 - Loan Processor
--------------------------------------------------------------------------------------------------


JOB SUMMARY: Directs, plans, manages, monitors, controls, staffs and supervises the activities and operations of Eldorado Bank's Real Estate Department (interim construction and non-relationship mini-perms). Ensures profitability and productivity in the department while maintaining highest quality assets, developing new business and providing quality customer service. Works in conjunction with Retail Managers at San Clemente, San Juan Capistrano and Monarch Beach offices to develop new business, retain customer relationships and ensure the highest level of customer service.

NATURE AND SCOPE: The position oversees the activities of the Real Estate Department; interim construction and mini-perms. Develops and implements sales strategies and programs geared toward the enhancement of the department's loan portfolio and development of long-lasting customer relationships. Provides guidance and assistance to the department by developing and interpreting policies and procedures, establishing goals and objectives in conjunction with Executive Management, setting performance standards and ensuring attainment of these performance goals.

     1. Management of Real Estate Department
     2. Quality and Profitability of RE Loan Portfolio
     3. Development and Implementation of Sales Strategies
     4. Business Development
     5. Staffing, Training and Communications
     6. Compliance/CRA
     7. Control of Non-Interest Expense
     8. Membership in Bank Committees and Outside Organizations/Groups

DUTIES AND RESPONSIBILITIES:

1.   Management of Real Estate Department

          *Directly supervises the activities of the department to ensure current level of business is maintained and, through sales efforts, loan portfolio is expanded.
          *Delivers highest level of customer service to customers and branches. *Ensures Bank's underwriting standards are met and credits are prepared and documented in accordance with bank policies and procedures.
          *Participates in the presentation of loan packages to Loan Committee. *Utilizes central credit department to prepare preliminary analyses of customer's financial statements and for new and renewal credit write-ups. RE Loan Officers may assist in preparation of credit write-ups for more complex credits or if there are significant changes in the financial condition on a renewal.
          *Maintains support relationship with Retail Managers in San Clemente, San Juan Capistrano and Monarch Beach offices assisting in their efforts to maintain existing and generate new deposit and consumer loan relationships.

2.   Quality and Profitability of Real Estate Loan Portfolio

          *Regularly reviews real estate loan portfolio and identifies problem credits.
          *Reviews delinquency list and assists in efforts to ensure delinquencies are controlled through sustained follow-up efforts. *Approves and rejects loans within lending authority and recommends approval of loans over lending authority.

3.   Development and Implementation of Sales Strategies

          *Establishes and implements Sales Strategies to increase the real estate loan portfolio while ensuring the highest level of asset quality.
          *Ensures the Bank's real estate products and services are competitive and meet the customer's needs.
          *With Executive Management, sets sales goals for Real Estate Department and Loan Officers.
          *Reviews, monitors sales performance and trends to ensure the achievement of established goals.

4.   Business Development

          *Develops new business by calling on prospective customers in targeted businesses. Monitors business development efforts of the department and the loan officers to ensure that targeted markets are being penetrated by sales efforts.
          *Identifies core business relationships with established customer groups and creates business development programs to expand Real Estate Department activities.
          *Develops and maintains relationships with the community, customers and coordinates with loan officers in making business development calls.
          *Uses ACT software to follow leads and organize business development efforts.

5.   Staffing, Training and Communication

          *Formally reviews and evaluates performance of direct reports at least annually and conducts counseling, as necessary.
          *Establishes department goals and performance standards; ensures they are communicated to staff and are attained.
          *Ensures accurate job descriptions are established and reviewed with staff.
          *Ensures the development of staff through cross training and developmental seminars and classes.
          *Conducts employment interviews and staffs department with top performers.

6.   Compliance/CRA

          *Ensures that Real Estate Department is in compliance with all federal/state laws and regulations, and bank policies and procedures. *Works with regulatory agencies, auditors and examiners and responds to exceptions.
          *Participates in civic and community activities to enhance the Bank's visibility and image in the community and reinforce the Bank's commitment to CRA.

7.   Control of Non-Interest Expense

          *Makes concerted effort to control and ultimately reduce department's operating expenses.
          *Promotes greater productivity and efficiency by continually evaluating how the department operates.
          *Coordinates with executive management in strategic planning and budgeting process of department and bank.

7. Memberships in Bank Committees and Outside Organizations/Groups

          *Member of bank's Board of Directors.
          *Attends monthly Executive Committee and Board of Director meetings. *Member of the bank's Executive & Bankwide Management groups.
          *
          *
          *

ACCOUNTABILITIES/GOALS:

ESTIMATE OF ALLOCATION OF TIME:                           Weekly      Monthly

     Management of Real Estate Department
     Quality and Profitability of RE Loan Portfolio
     Development and Implementation of Sales Strategies
     Business Development
     Staffing, Training and Communications
     Compliance/CRA
     Control of Non-Interest Expense
     Membership in Bank Committees and Outside
          Organizations/Groups
                                             Total

JOB SPECIFICATIONS:
     EDUCATION, KNOWLEDGE AND SKILLS REQUIRED:
     1. Bachelors degree in Management/Finance or related experience, plus 10-15 years extensive experience in management and/or supervisory capacity.
     2. Extensive experience in all areas of lending with specific expertise in real estate lending, including interim construction and mini-perms.
     3. Strong management, organizational, sales/marketing, interpersonal, communication, analytical, problem-solving, negotiation skills. Flexible, results-oriented with a strong sense of urgency.
     4. Proven track record of managing a high quality real estate loan portfolio.
     5. Computer literate with knowledge of Excel, Word and financial analysis softwares.

I acknowledge receipt of this job description. I understand that the nature and scope of my duties and responsibilities, as well as Eldorado Bank's expectations, are more comprehensive than what is incorporated in this document.


-----------------------------------          ---------------
Signature of Employee                             Date

-----------------------------------          ---------------
Human Resources                                   Date

Job Description Next Review Date:
                                 -----------------

                       EXECUTIVE SALARY CONTINUATION AGREEMENT

This Agreement is made and entered into this 20th day of October, 1995, by and between Eldorado Bank, a California banking corporation (the "Employer"), and Richard Korsgaard, an individual residing in the State of California (hereinafter referred to as the "Executive").

                                      RECITALS

WHEREAS, Employer on this date has consummated the acquisition of Mariners Bank pursuant to an Agreement and Plan of Reorganization dated May 22, 1995;

WHEREAS, Executive was President and Chief Executive Officer of Mariners Bank and had entered into an Executive Salary Continuation Agreement with Mariners Bank dated January 3, 1989;

WHEREAS, Employer has assumed the liabilities and contracts of Mariners Bank pursuant to the Agreement and Plan of Reorganization including the Executive Salary Continuation Agreement dated January 3, 1989;

WHEREAS, Employer and Executive desire to amend the Executive Salary Continuation Agreement dated January 3, 1989 in its entirety with this Agreement;

WHEREAS, it is deemed to be in the best interests of the Employer to continue to provide the Executive with certain salary continuation benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer's employment;

NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

                                     AGREEMENT

1.   TERMS AND DEFINITIONS.

     1.1. ADMINISTRATOR. The Employer shall be the "Administrator" and, solely for the purposes of ERISA, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

     1.2. ANNUAL BENEFIT. The term "Annual Benefit" shall mean an annual sum of Sixty-Five Thousand Dollars ($65,000) only reduced to the extent required: (i) under the other provisions of this Agreement; (ii) by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and
(iii) in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

     1.3. BENEFICIARY. The term "beneficiary" or "designated beneficiary" shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Exhibit "A", to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof and is received by the Administrator prior to the Executive's death.

     1.4. THE CODE. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

     1.5. DISABILITY/DISABLED. The term "Disability" or "Disabled" shall have the same meaning given such term in the principal disability insurance policy covering the Executive, which is incorporated herein by reference. In the event the Executive is not covered by a disability policy containing a definition of "Disability" or "Disabled," these terms shall mean an illness or incapacity which, having continued for a period of one hundred and eighty (180) consecutive days, prevents the Executive from adequately performing the Executive's regular employment duties. The determination of whether the Executive is Disabled shall be made by an independent physician selected by mutual agreement of the parties.

     1.6.  EFFECTIVE DATE. The term "Effective Date" shall mean January 3, 1989.

     1.7. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.8. PLAN YEAR. The term "Plan Year" shall mean the Employer's calendar year.

     1.9. RETIREMENT. The term "Retirement" or "Retires" shall refer to the date which the Executive attains the age of at least 65 and acknowledges in writing to Employer to be the last day he will provide any significant personal services, whether as an employee, director or independent consultant or contractor, to Employer. For purposes of this Agreement, the phrase "significant personal services" shall mean more than ten (10) hours of personal services rendered to one or more individuals or entities in any thirty (30) day period.

     1.10. SURVIVING SPOUSE. The term "Surviving Spouse" shall mean the person, if any, who shall be legally married to the Executive on the date of the Executive's death.

2.   SCOPE, PURPOSE AND EFFECT.

     2.1. CONTRACT OF EMPLOYMENT. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive's employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which the Executive may have with the Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said Employment Agreement (or any modification thereto), this Agreement (and the Employer's obligations hereunder) shall stand separate and apart and shall have no effect upon, nor be affected by, the terms and provisions of said Employment Agreement.

     2.2. FRINGE BENEFIT. The benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

3.   PAYMENTS UPON OR AFTER RETIREMENT.

     3.1. PAYMENTS UPON RETIREMENT. If the Executive shall remain in the continuous employment of the Employer until attaining sixty-five (65) years of age, the Executive shall be entitled to be paid the Annual Benefit in One Hundred Fifty-Six (156) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive Retires or upon such later date as may be mutually agreed upon by the Executive and the Employer in advance of said Retirement date.

     3.2. PAYMENTS IN THE EVENT OF DEATH AFTER RETIREMENT. The Employer agrees that if the Executive Retires, but shall die before receiving all of the One Hundred Fifty-Six (156) monthly payments described in paragraph 3.1 above, the Employer will make the remaining monthly payments, undiminished and on the same schedule as if the Executive had not died, to the Executive's designated beneficiary. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the term of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

4.   PAYMENTS IN THE EVENT DEATH OR DISABILITY OCCURS PRIOR TO RETIREMENT.

     4.1. PAYMENTS IN THE EVENT OF DEATH PRIOR TO RETIREMENT. In the event the Executive should die while actively employed by the Employer at any time after the Effective Date of this Agreement, but prior to attaining sixty-five (65) years of age or if the Executive chooses to work after attaining sixty-five (65) years of age, but dies before Retirement, the Employer agrees to pay the Annual Benefit with the Applicable Percentage equal to 100% for a period of thirteen (13) years in One Hundred Fifty-Six (156) equal monthly installments, with each installment to be paid on the first of each month beginning with the month following Executive's death, to the Executive's designated beneficiary. If a valid Beneficiary Designation is not in effect, then the amounts due to the Executive under the terms of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

     4.2. PAYMENTS IN THE EVENT OF DISABILITY PRIOR TO RETIREMENT. In the event the Executive becomes Disabled while actively employed by the Employer at any time after the date of this Agreement but prior to Retirement, the Executive shall: (i) continue to be treated during such period of Disability as being gainfully employed by the Employer; and (ii) be entitled to be paid the Annual Benefit in One Hundred Fifty-Six (156) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the earlier of (1) the month in which the Executive attains sixty-five
(65) years of age; or (2) the date upon which the Executive is no longer entitled to receive Disability benefits under the Executive's principal Disability insurance policy and does not, at such time, return to and thereafter fulfill the responsibilities associated with the employment position held with the Employer prior to becoming Disabled by reason of such Disability continuing. Notwithstanding the foregoing, in the event Executive should die while actively or gainfully employed by the Employer at any time after the Effective Date of this Agreement and prior to Retirement, the payments provided in Paragraph 4.1 shall be paid in lieu of the payments provided in this Paragraph 4.2, provided that Executive or his legal representative shall have not elected to take the benefits provided by Paragraph 5 and payments provided in Paragraph 4.2 have not commenced.

5. PAYMENTS IN THE EVENT EMPLOYMENT IS TERMINATED OTHER THAN BY DEATH, DISABILITY, OR RETIREMENT.

As indicated in Paragraph 2 above, the Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the employment of the Executive shall be terminated, for any reason, including voluntary termination by the Executive, but other than by reason of (i) Disability except as provided in Paragraph 4.2,
(ii) death, (iii) termination for cause as defined in Executive's current or most recent employment agreement or (iv) Retirement, the Executive or his legal representative shall be entitled to be paid the Annual Benefit, for a period of thirteen (13) years in One Hundred Fifty-Six (156) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month Following the month in which the Executive terminates employment and attains sixty-five (65) years of age or, if earlier, beginning with the month following the Executive's death.

6.   TERMINATION FOR CAUSE.

Notwithstanding anything to the contrary, in the event Executive is terminated for cause as defined in Executive's current employment agreement (or most recent employment agreement if Executive does not have a current employment agreement at the time of such termination) but not to include death or disability, Executive shall not be entitled to any benefits pursuant to this agreement.

7.   NO OWNERSHIP RIGHTS TO EMPLOYER'S ASSETS.

The Employer reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, the Executive's spouse or the Executive's beneficiaries under the terms of this Agreement ("Benefits"). The rights of the Executive or any beneficiary of the Executive under this Agreement shall be solely those of an unsecured creditor of the Employer.

In the event that the Employer, in its sole and absolute discretion, elects to acquire an insurance policy, an annuity or any other asset to recoup the costs or any portion thereof of the Benefits, then such insurance policy, annuity or other asset shall not be deemed to be held under any trust, for the benefit of the Executive or his or her beneficiaries or to be security for the performance of the obligations of the Employer under this Agreement, but shall be, and remain, a general unpledged, unrestricted asset of the Employer. The Executive and his or her beneficiaries shall have no rights whatsoever with respect to, or any claim against, any such insurance policy, annuity or other asset. In connection with Employer electing to acquire any such insurance policy or annuity, the Executive agrees to cooperate to facilitate such acquisition, and pursuant thereto shall execute such documents and undergo such medical examinations or tests as Employer may reasonably request.

8.   CLAIMS PROCEDURE.

The Employer shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Employer denying a claim by the Executive, the Executive's spouse, or the Executive's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive's spouse or the Executive's beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Employer shall provide the Executive, the Executive's spouse or the Executive's beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

9.   STATUS OF AN UNSECURED GENERAL CREDITOR.

Notwithstanding anything contained herein to the contrary: (i) neither the Executive, the Executive's spouse or the Executive's beneficiary shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Employer; (ii) none of the Employer's assets shall be held in or under any trust for the benefit of the Executive, the Executive's spouse or the Executive's beneficiary or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement; (iii) all of the Employer's assets shall be and remain the general unpledged and unrestricted assets of the Employer; (iv) the Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future; and (v) the Executive, the Executive's spouse and the Executive's beneficiary shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

10.  COVENANT NOT TO INTERFERE.

The Executive agrees not to take any action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive's death and of which the Employer is the designated beneficiary.

11.  MISCELLANEOUS.

     11.1. EARLY TERMINATION OF BENEFITS. Notwithstanding any other provisions of this Agreement, Bank may at any time terminate its obligation to pay any Benefits or the unpaid portion of any Benefits, by paying to Executive or Executive's representative the present value of the unpaid portion of such Benefit. The present value shall be computed using a discount rate equal to two percent per annum over the Federal Reserve Discount Rate in effect on the date the Employer chooses to terminate its obligation to pay Benefits pursuant to this Section. Any benefit which is prepared pursuant to this provision shall be deemed to be 100% vested for purposes of calculating the amount of such prepayment.

     11.2. OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL. The Executive acknowledges that he has been afforded the opportunity to consult with independent counsel of his choosing regarding both the benefits granted to him under the terms of this Agreement and the terms and conditions which may affect the Executive's right to these benefits. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

     11.3. ARBITRATION OF DISPUTES. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), presently located in Santa Ana, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), presently located in Orange County, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Orange County, California, unless otherwise agreed to by the parties.

     11.4. ATTORNEYS' FEES. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

     11.5. NOTICE. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

     If to the Employer:

          ELDORADO BANK
          19100 VON KARMAN AVENUE, SUITE 550
          IRVINE, CALIFORNIA 92713
          ATTENTION: J. B. CROWELL

     IF TO THE EXECUTIVE:

          RICHARD KORSGAARD
          330 AVENIDA COSTANSO
          SAN CLEMENTE, CALIFORNIA 92672

     11.6. ASSIGNMENT. Neither the Executive, the Executive's spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive, the Executive's spouse, or any designated beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Employer shall thereupon have no further liability hereunder.

     11.7. BINDING EFFECT/MERGER OR REORGANIZATION. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

     11.8. NONWAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

     11.9. PARTIAL INVALIDITY. If any term, provision, covenant or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

     11.10. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

     11.11. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

     11.12. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

     11.13. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     11.14. GOVERNING LAW. The laws of the State of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of any regulatory agency or governmental authority having jurisdiction over the Employer, shall govern the validity, interpretation, construction and effect of this Agreement.

IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of Irvine, Orange County, California.

ELDORADO BANK
"EMPLOYER"                                   "EXECUTIVE"

/s/ David R. Brown                            /s/ Richard Korsgaard
------------------------------               -----------------------------

                                     SCHEDULE A
                              BENEFICIARY DESIGNATION

TO:  THE ADMINISTRATOR OF
     ELDORADO BANK
     EXECUTIVE SALARY CONTINUATION AGREEMENT

Pursuant to the provisions of my Executive Salary Continuation Agreement with Eldorado Bank permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE AND THE EXACT DATE OF THE TRUST AGREEMENT.

In the event the primary beneficiary is not the spouse of the Executive, the spouse of the Executive will need to sign the Spousal Consent below and such signature must be notarized.

PRIMARY BENEFICIARY:

--------------------          -----------------        --------------------
     Name                          Address                  Relationship

SECONDARY (CONTINGENT) BENEFICIARY:

--------------------          -----------------        --------------------
     Name                          Address                  Relationship

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ANY PRIOR DESIGNATION OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES IS HEREBY REVOKED.

The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of my Executive Salary Continuation Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement then and in that event, the remaining unpaid benefit payable according to the terms of my Executive Salary Continuation Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by my Executive Salary Continuation Agreement.

                                        "EXECUTIVE"


Dated:___________________               ____________________________

                         CONSENT OF THE EXECUTIVE'S SPOUSE

                       TO THE ABOVE BENEFICIARY DESIGNATION:

I, ________________, being the spouse of Richard Korsgaard, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing Beneficiary Designation which relates to the Executive Salary Continuation Agreement entered into by my spouse on _______________, 1995. I understand that the above Beneficiary Designation adversely affects my community property interest in the benefits provided for under the terms of the Executive Salary Continuation Agreement. I understand that I have been advised to consult with an attorney of my choice prior to executing this consent, so that such attorney can explain the effects of this consent.

Dated:______________, 1995              ____________________________
                                        _________________, Spouse

                    CERTIFICATE OF ACKNOWLEDGMENT
                         OF NOTARY PUBLIC

State of California  )
                     )ss.
County of ___________)

On ____________, 1995, before me, ________________, Notary Public, State of
California, personally appeared __________________

[ ] personally known to me - OR

[ ] proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                        _______________________________
                                        Notary Public
                                        State of California
(Seal)

CAPACITY CLAIMED BY SIGNER:

[ ]  Individual(s) Signing for Oneself/Themselves

[ ]  Corporate Officer(s)      ___________________     _________________
                                   Title                    Company

                               ____________________    _________________
                                   Title                    Company

[ ]  Partner(s) ________________________________________________________
                              Partnership

[ ]  Trustee(s) _______________________________________________________
                                Trust

[ ]  Attorney-in-Fact ________________________  ________________________
                            Principal                    Principal

[ ]  Other _______________________________  ____________________________
               Entity(ies) Represented         Entity(ies) Represented

------------------------------------------------------------------------

Title or Type of Document:_______________________________________________

Date of Document:______________________  Number of Pages:________________

Signer(s) Other Than Named Above:________________________________________